Exhibit 99.1

Edge Therapeutics Reports Fourth Quarter and Full Year 2016 Financial Results

BERKELEY HEIGHTS, N.J., March 2, 2017 — Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company developing novel hospital-based therapies for the management of acute, life-threatening conditions, today announced financial results and corporate highlights for the fourth quarter and full-year ended December 31, 2016.

“Edge achieved several key clinical, regulatory and corporate milestones in 2016, including commencing the Phase 3 trial for EG-1962, receiving FDA Fast Track designation for EG-1962 and making key additions to our leadership team,” said Brian A. Leuthner, Edge’s President and Chief Executive Officer. “Looking ahead, we are operationally and financially well-positioned to execute our corporate growth strategy, in particular, continuing to advance EG-1962 through achievement of key additional clinical milestones including the anticipated completion of our Phase 3 NEWTON 2 study, while conducting additional research in order to select the next PRECISATM-based development candidate from our pipeline of potentially life-saving therapies.”

2016 and Recent Key Achievements

•
Reported additional positive clinical data from Phase 1/2 NEWTON study of EG-1962, supporting its potential pharmacoeconomic impact in the treatment of aneurysmal subarachnoid hemorrhage (aSAH), including reductions in ICU and hospital length of stay versus standard of care.

•	Reported additional positive pharmacokinetic data from Phase 1/2 NEWTON North American study.
•	Initiated pivotal Phase 3 NEWTON 2 study of EG-1962 in aSAH.
•	Publication of Phase 1/2 NEWTON study data in peer-reviewed medical journal, Stroke.
•	Granted Fast Track designation from the U.S. Food and Drug Administration for EG-1962 for the treatment of subarachnoid hemorrhage.
•	Continued to expand and strengthen the organizational infrastructure and leadership team with key executive appointments in operations, clinical development and regulatory affairs.
•	Ended 2016 with a strong balance sheet including $106.4 million in cash and cash equivalents as of December 31, 2016.

Financial Results

Cash Position: Cash, cash equivalents and marketable securities as of December 31, 2016 were $106.4 million, compared with $130.2 million as of December 31, 2015.

Research & Development (R&D) Expenses:  R&D expenses were $6.8 million in the fourth quarter of 2016 and $24.8 million in the year ended December 31, 2016, compared to $5.3 million and $17.8 million in the comparable periods in 2015. The increase in R&D expense was primarily due to an increase in external expenses related to EG-1962 clinical development, personnel-related costs related to the NEWTON 2 study and other R&D expenses.

General & Administrative (G&A) Expenses: G&A expenses were $4.2 million in the fourth quarter of 2016 and $14.7 million in the year ended December 31, 2016, compared to $3.6 million and $8.7 million in the comparable periods in 2015. The increase in G&A expense was largely due to increases in personnel-related costs, stock-based compensation expenses, facilities expense, and professional fees.

Net Loss: Net loss was $9.5 million for the fourth quarter and $38.8 million for the year ended December 31, 2016, compared to net loss of $8.0 million and $28.1 million for the comparable periods of 2015.

Conference Call Details

Edge will host a conference call and webcast today, Thursday, March 2, 2017 at 8:30 a.m. Eastern time. Please dial (877) 388-5691, or (562) 350-0788 for international callers, and reference participant code 65067360 approximately 15 minutes prior to the call. A replay of the call may be accessed through March 16, 2017 on the investor section of Edge’s website or by dialing (855) 859-2056, or (404) 537-3406 for international callers, and referencing participant code 65067360. A live webcast of the conference call will be available on the investor relations section of Edge’s website at www.edgetherapeutics.com.

About Edge Therapeutics, Inc.
Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms for the management of acute, life-threatening neurological and other conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, which is bleeding around the brain due to a ruptured brain aneurysm. Edge is evaluating EG-1962 in two clinical studies: the pivotal Phase 3 NEWTON 2 study of EG-1962 delivered via external ventricular drain, and a study of direct intracisternal administration of EG-1962. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements
This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," “seeks,” "intends," "plans," "potential" or similar expressions, including statements with respect to Edge’s being operationally and financially positioned to execute its corporate growth strategy, continuing to advance EG-1962 through achievement of key additional clinical milestones including the anticipated completion of the Phase 3 NEWTON 2 study, while conducting additional research in order to select the next development candidate from its pipeline of potentially life-saving therapies These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge's control) as described under the heading "Risk Factors" in Edge’s filings with the United States Securities and Exchange Commission.

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Investor Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: ir@edgetherapeutics.com

Media Contact:
Laura Bagby
6 Degrees
Tel: 312-448-8098
Email: lbagby@6degreespr.com

EDGE THERAPEUTICS, INC.
Statements of Operations and Comprehensive Loss

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Operating expenses:
Research and development expenses	$6,778,807	$5,265,496	$24,825,379	$17,839,951
General and administrative expenses	4,159,992	3,605,884	14,686,767	8,658,867

Total operating expenses	10,938,799	8,871,380	39,512,146	26,498,818

Loss from operations	(10,938,799)	(8,871,380)	(39,512,146)	(26,498,818)

Other income (expense):
Warrant remeasurement	-	-	-	(1,879,823)
Other expense	-	-	(163,463)	-
Interest income	64,027	6,274	212,299	9,084
Interest expense	(486,411)	(201,447)	(1,203,674)	(816,494)

Loss before income taxes	(11,361,183)	(9,066,553)	(40,666,984)	(29,186,051)

Benefit for income taxes	1,845,986	1,107,405	1,845,986	1,107,405

Net loss and comprehensive loss	(9,515,197)	(7,959,148)	(38,820,998)	(28,078,646)

Cumulative dividend on Series C , C-1 and C-2 convertible preferred stock	-	(99,325)	-	(4,356,408)

Net loss attributable to common stockholders	$(9,515,197)	$(8,058,473)	$(38,820,998)	$(32,435,054)

Loss per share attributable to common stockholders basic and diluted	$(0.33)	$(0.30)	$(1.34)	$(4.01)

Weighted average common shares outstanding basic and diluted	28,917,648	27,286,273	28,864,216	8,087,924

EDGE THERAPEUTICS, INC.
Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$106,398,919	$130,189,421
Prepaid expenses and other current assets	954,581	1,081,084
Total current assets	107,353,500	131,270,505

Property and equipment, net	3,418,077	2,766,992
Other assets	142,870	55,161

Total assets	$110,914,447	$134,092,658

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$3,471,032	$2,584,249
Accrued expenses	3,213,715	3,734,348
Short term debt	-	2,271,111
Total current liabilities	6,684,747	8,589,708

Noncurrent liability:
Long term debt	14,953,143	3,025,423

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized at December 31, 2016 and 2015, zero outstanding	-	-
Common stock, $0.00033 par value, 75,000,000 shares authorized at December 31, 2016 and December 31, 2015, 28,918,516 shares and 28,810,845 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	9,756	9,720
Additional paid-in capital	190,341,769	184,721,777
Accumulated deficit	(101,074,968)	(62,253,970)
Total stockholders' equity	89,276,557	122,477,527

Total liabilities and stockholders' equity	$110,914,447	$134,092,658